NEWS RELEASE

Par Pacific Holdings Announces Trading on New York Stock Exchange

HOUSTON, February 14, 2018 – Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific”) today announced its common stock has been approved for listing on the New York Stock Exchange (NYSE). Par Pacific’s common stock is expected to begin trading on the NYSE under its current symbol "PARR" beginning on February 20, 2018.

About Par Pacific Holdings
Par Pacific Holdings, Inc., based in Houston, Texas, owns, manages and maintains interests in energy and infrastructure businesses. Par Pacific's strategy is to identify, acquire and operate energy and infrastructure companies with attractive competitive positions. Par Pacific owns and operates one of the largest energy infrastructure networks in Hawaii with a 94,000-bpd refinery, a logistics network supplying the major islands of the state and 91 retail locations. In Wyoming, Par Pacific owns a refinery and associated logistics network in a niche market. Par Pacific also owns 42.3% of Laramie Energy, LLC which has natural gas operations and assets concentrated in the Piceance Basin in Western Colorado.

For more information contact:
Christine Laborde
Director, Investor Relations & Public Affairs
(832) 916-3396
claborde@parpacific.com